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                                                   EXHIBIT (1)(b)


                      ARTICLES OF AMENDMENT
                 ALLIANCE BALANCED SHARES, INC.

         Alliance Balanced Shares, Inc., a Maryland corporation

having its principal office in the State of Maryland in Baltimore

City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The Articles of Incorporation of the Corporation

are hereby amended in Article FIFTH by deleting Section (1)(a) and inserting in lieu thereof a new Section (1)(a) as set forth below:

         (1)(a) The total number of shares which the Corporation has authority to issue is 90 million (90,000,000) shares of capital stock of the par value of $.01 per share and of the aggregate par value of $900,000. The capital stock shall be initially classified into three classes, consisting of 30 million (30,000,000) shares of Class A Common Stock, 30 million (30,000,000) shares of Class B Common Stock, and 30 million (30,000,000) shares of Class C Common Stock. The shares of the Corporation's capital stock which were issued and outstanding at the effective time of the amendment to the Charter filed on February 1, 1991 were reclassified as "Class A Common Stock."

         SECOND:  The Articles of Incorporation of the Corporation

are further amended in Article FIFTH by deleting Section (1)(c)

and inserting in lieu thereof a new Section (1)(c) as set forth below:

         (c) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Class B Common Stock converted to shares of


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         Class A Common Stock, shall irrevocably belong to that
         class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and such assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock, the assets belonging to the Class B Common Stock, and the assets belonging to the Class C Common Stock shall be invested in the same investment portfolio of the Corporation and may be invested in the same investment portfolio of the Corporation with the assets of other classes of Common Stock of the Corporation hereafter created. Income or gain from investments by the Corporation will be allocated to each class based on the net asset value of each class. The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

         THIRD:  The Articles of Incorporation of the Corporation

are further amended in Article FIFTH by adding a new Section

(1)(e) as set forth below:

         (e) The Board of Directors is authorized to classify or to reclassify from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of Article FIFTH of these Articles of Incorporation other than those provisions which by their terms are applicable solely to the Class A Common Stock, Class B Common Stock or Class C Common Stock) and the other provisions of the Articles of Incorporation relating to the stock of the Corporation



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         generally, as they may be amended from time to time,
         shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class.

         FOURTH:  The Articles of Incorporation of the Corporation

are further amended in Article FIFTH by deleting Section (2) and inserting in lieu thereof a new Section (2) as set forth below:

         (2) Each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class as aforesaid shall bote as a single class, and
         (iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote.

         FIFTH:  The Articles of Incorporation of the Corporation

are further amended in Article FIFTH by deleting Section (3)(c)

and inserting in lieu thereof a new Section (3)(c) as set forth below:

         (c) Shares of each class of stock shall be entitled to such dividends or distributors, in stock or in cash or both, as may be declared from time to time by the Board



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         of Directors with respect to such class.  Dividends or
         distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes of Common Stock and any resultant differences among the net stock value of the various classes of Common Stock to such extent and for purposes as the Board of Directors may deem appropriate.

         SIXTH:  The Articles of Incorporation of the Corporation

are further amended in Article FIFTH by deleting Section (5) and inserting in lieu thereof a new Section (5) as set forth below:

              (5) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares or of the shares of each class, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon pursuant to the provisions of this certificate of incorporation or any amendment hereto.

         SEVENTH:  The Articles of Incorporation of the

Corporation are further amended in Article SEVENTH by deleting

Section (8)(a), renumbering Section 8(b), (c) and (d) as Sections

8(a), (b) and (c), and deleting the words "and subdivision (a) of this section 8" in the first sentence of Section 8(a) and (b) as renumbered herein).







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         EIGHTH:  The Articles of Incorporation of the

Corporation are further amended by deleting Article EIGHTH and inserting in lieu thereof a new Article EIGHTH as set forth

below:

              EIGHTH: The Corporation reserves the right, from time to time, to make any amendment of the provisions of its certificate of incorporation, including any amendment changing the terms of its outstanding stock by classification, reclassification or otherwise; and all rights at any time conferred upon the stockholders of the Corporation by its certificate of incorporation are granted subject to the provisions of this Article EIGHTH.

         NINTH: The foregoing amendments to the charter were

advised by the board of directors and approved by the

stockholders.

         TENTH: Immediately before the foregoing amendments the

total number of shares of stock of all classes which the

Corporation had authority to issue was 60 million (60,000,000)

shares, the par value of each class of stock being $1.00 per share, 30 million (30,000,000) of which shares were classified as

Class A Common Stock and 30 million (30,000,000) of which shares were reclassified as Class B Common Stock.  The aggregate par value of all the shares of all classes was $60,000,000.  As

amended, the total number of shares of stock of all classes which the Corporation has authority to issue is 90 million (90,000,000)

shares, the par value of each class of stock being $.01 per

share, with 30 million (30,000,000) shares classified as Class A




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Common Stock, 30 million (30,000,000) shares classified as

Class B Common Stock, and 30 million (30,000,000) shares

classified as Class C Common Stock.  The aggregate par value of all shares of all classes of the Corporation is $900,000.

         The undersigned Chairman of the Board acknowledges these

Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with

respect to authorization and approval hereof are true in all material respects and that this statement is made under the

penalties of perjury.






























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         IN WITNESS WHEREOF, Alliance Balanced Shares, Inc. has

caused these Articles of Amendment to be signed and filed in its name and on its behalf by its Chairman of the Board and witnesses by its Secretary on April 9, 1993.



                                  ALLIANCE BALANCED SHARES, INC.





                                  By: /s/ David H. Dievler

                                     ---------------------------

                                     David H. Dievler, Chairman

                                     of the Board



Witness:



/s/ Edmund P. Bergan, Jr.

------------------------------

Edmund P. Bergan, Jr., Secretary
















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